Exhibit 10.(iii)(A)(1)

            FY 95 STANDARD VARIABLE COMPENSATION PLAN
              (SEPTEMBER 1, 1994 - AUGUST 31, 1995)



OBJECTIVE    To pay additional cash beyond base salary to eligible employees of Farmland Industries, Inc. or one of its units, contingent upon the company's financial performance. Farmland Industries, Inc. ("Corporate") must achieve a threshold or minimum income before extraordinary items, or no payout occurs, regardless of individual business/service unit results.

           This plan includes three important exhibits which are an integral part of the plan structure. Please be aware of and consult them.
           They include the following:

           Exhibit A -    Corporate and Unit financial performance criteria
                  and levels

           Exhibit B -    A summary chart of plan structure

           Exhibit C -    Descriptions and definitions of accounting terms
                  and methodologies relevant to this plan

PLAN STRUCTURE The plan provides a one-time cash payment following the conclusion of FY 95 to eligible employees for the attainment of corporate and unit objectives. Participation is divided into four categories. Category 1 participants receive payout based solely on corporate net income. A category 1, non-management employee at grade 72 or below will normally have a payout opportunity based 100% on corporate results; however, such employees in a production environment or in a subsidiary may be in a customized plan. Whether on a customized plan or standard plan, they will not be allowed to switch back and forth from year to year.
           Individuals employed by a business unit, but whose functions provide service to the entire company, may be placed on a 100% corporate payout opportunity. Such employees shall remain on a 100% corporate opportunity until the nature of their job changes.

           Payout opportunity for category 1 will be determined as a percentage of eligible gross wages or salary paid during the fiscal year. Payout opportunities for categories 2,3, and 4 will be a percentage of salary range midpoint.

           Any variations in the criteria explained in categories 1-4 below result in a customized variation from the standard plan (i.e., a customized plan).


           CATEGORY 1

           Participants
           All eligible corporate and business unit employees with job grades 0-72 (excluding grade 0-72 production supervisors).

           Payout Opportunity
           3%-5%-8%
           Based on gross earnings during the fiscal year.

           Measure
           100% Corporate Return on Equity

           CATEGORY 2

           Participants
           All eligible corporate and business unit employees with job grades 73-79. Grade 0-72 production supervisors.

           Payout Opportunity
           5%-8%-15%      -    Grade 0-72 Production Supervisors
           5%-8%-15%      -    Grades 73-74
           6%-12%-20%     -    Grades 75-77
           8%-18%-34%     -    Grades 78-79
           Based on Midpoint

           Measures
           Corporate Units:    100%      Corporate Return on Equity

           Corporate unit participants include eligible corporate and region employees, as well as any eligible employee of a business unit, as designated by management.

           Business Units:     50%   Corporate Return on Equity
                               50%   Business Unit  Cash Flow
                                        Return on Assets
                                     Earnings After Interest
                                     (Note:  The three business unit measures
                                      are weighted equally)

           CATEGORY 3

           Participants
           All eligible employees with job grades 80 or above who are not Farmland Industries, Inc. vice presidents.

           Payout Opportunity
           10%-22%-40%
           Based on Midpoint

           Measures

           Corporate Units:    100%      Corporate Return on Equity

           Corporate unit participants include eligible corporate and regional employees, as well as any eligible employees of a business unit, as designated by management.

           Business Units:     30%        Corporate Return on Equity
                               70%        Business Unit  Cash Flow
                                                Return on Assets
                                                Earnings After Interest

           CATEGORY 4

           Participants
           All eligible Farmland Industries, Inc. vice presidents and above.

           Payout Opportunity
           15%-31%-52%    -    VPs serving on the Management Council
                               Designated members of senior management

           20%-40%-64%    -    Designated members of senior management

           25%-45%-70%    -    Chief Executive Officer
           Based on Midpoint

           A cash patronage payment will be required prior to any payout to participants in this category.

           Measures
           Senior Management
           and Corporate Unit  100%       Corporate Return on Equity
           Vice Presidents

           Business Unit        30%       Corporate Return on Equity
           Vice Presidents      70%       Business Unit  Cash Flow
                                                 Return on Assets
                                                 Earnings After Interest

ELIGIBILITY     The following types of employees are ineligible for payout under the Standard Variable Compensation Plan:

           -    Employees represented by an organized bargaining unit.
           - Employees hired after 5/31/95. (Waived if the employee is a former regular full time employee during FY 95. Payout is prorated.)
           - Regular part time employees with less than 500 hours of service during FY 95.
           - Temporary employees with less than 1000 hours of service during FY 95.
           -    Employees terminated for cause prior to 8/31/95.
           - Employees who terminate voluntarily prior to 8/31/95. (Employees who terminate to accept a position with a member cooperative may be eligible for a prorated payout.)
           - Employees included in variable compensation plans other than the standard variable compensation plan.


PRORATIONS      The circumstances listed below result in a prorated payout
                (the amount of payout is proportionate to time served as an active employee in this plan during the fiscal year):

                  Death/Disability
                  Retirement
                  Reduction in Force
                  Focus Team member obtaining outside employment
                  Layoff
                  Leave of Absence

                Involuntary separations, other than for reasons listed above, which are not for performance or for cause may result in prorated payout.

                Employees who voluntarily terminate prior to 08/31/95 for the purpose of assuming a position with an MCA cooperative may be eligible to receive a prorated payout. To secure eligibility, the employee must notify Corporate Human Resources, in writing, at the time of separation and ensure that the MCA cooperative notifies Farmland's Corporate Human Resources Department, in writing, to verify employment from the point of separation through the conclusion of the plan year.

                Employees on formal disciplinary or performance probation are ineligible for that portion of the fiscal year.

           Employees who transfer from one business/service unit to another receive a prorated award based on the goals attained and eligible gross wages paid or the salary range midpoint in each unit.


DETERMINATION
OF PAYOUT      Payout is determined as a percentage of salary range midpoint or eligible gross wages paid during the fiscal year. Business unit or corporate performance measurements are labeled "threshold", "target", and "maximum".

           Threshold - The performance level required for the plan to pay out. Attainment of threshold results in a payout equivalent to 3% of eligible gross wages or salary paid during the fiscal year to category 1 participants. Payouts for categories 2, 3 and 4 range from 5% to 25% of midpoint. No payout occurs for achievement below threshold.

           Target - Identifies the actual performance objective. Attainment of target results in a payout to category 1 participants equivalent to 5% of eligible gross wages or salary earned during the fiscal year. Category 2, 3 and 4 participants receive payouts ranging from 8% to 45% of midpoint.

           Maximum - A performance level exceeding target at which the payout percentage is frozen. Attainment of maximum results in a payout equivalent to 8% of eligible gross wages or salary earned during the fiscal year to category 1 participants. Category 2, 3, and 4 participants would receive payouts ranging from 15% to 70% of midpoint. No payout occurs beyond these percentages regardless of performance.

           Payout for performance between threshold and target or target and maximum is prorated.



      APPROVED:

                  H. D. Cleberg
           --------------------------------------------
                  H.D. Cleberg
                  President and CEO






                    EXHIBIT A


              FY 95 PERFORMANCE CRITERIA AND GOALS


CORPORATE:
                     Threshold      Target     Maximum
  Return on Equity     8%            11.5%      15%


Business Unit:

                     Threshold      Target     Maximum

  Cash Flow
  Return on Assets
  Earnings after interest


                       EXHIBIT B

             FY 95 STANDARD VARIABLE COMPENSATION PLAN
         Management    Corporate Employees Basis          Business Unit Employees Basis
Category Level         for Payout                          for Payout                      Thr Target Max   Grades
 1       Non-Mgmt.     100% Corporate Return on Equity    100% Corporate Return on Equity   3%  5%     8%    0-72

 2       Managers      100% Corporate Return on Equity    50% Corporate Return on Equity    5%  8%    15%    Production
         & Above                                                                                              Supv. &
                                                          50% Business Unit Measures                         73-74
                                                                 Cashflow                   6% 12%    20%    75-77
                                                                 Return on Assets
                                                                 Earnings after interest    8% 18%    34%    78-79

 3   Managers &        100% Corporate Return on Equity    30% Corporate Return on Equity   10% 22%    40%    80+
       Directors                                                                                             Non-Farmland
                                                          70% Business Unit Measures                         Industries, Inc
                                                                  Cash Flow                                  VPs)
                                                                  Return on Asset
                                                                  Earnings after interest
 4   Vice Presidents   (All Senior Management, Corporate, (Business Unit VP's)             15% 31%    52%    FII VPs &
       and Senior       and Regional VP's)                                                                   Designated Sr
       Management                                         30% Corporate Return on Equity                     Mgmt
                       100% Corporate Return on Equity
                                                          70% Business Unit Measures       20% 40%    64%    Designated
                       Cash Patronage Qualifier                   Cash Flow                                  Sr Mgmt
                                                                  Return on Assets
                                                                  Earnings after interest  25% 45%    70%    CEO

                                                                  Cash Patronage Qualifier

Notes: (1)  No payout unless the Company achieves the threshold
            (i.e., minimally acceptable) return on equity level.

       (2) Employees may at management discretion be placed at payout opportunity levels lower than those for which they would be qualified based on grade and/or organizational level.

       (3)  No payout for category 4 unless cash patronage is paid.

       (4) The business unit measures of cash flow, return on assets, and earnings after interest are weighted equally.








                    EXHIBIT C

            ACCOUNTING TERMS AND METHODOLOGY



                   DEFINITIONS

INCOME is defined as income before taxes and extraordinary items as reported for Key Results purposes.

EQUITY is the prior year's ending equity. Equity includes all capital shares and equities ( preferred, common and associate member shares, patronage refunds for reinvestment, and earned surplus). It does not include minority owners equity in subsidiaries.

RETURN ON EQUITY (ROE) is the ratio determined by dividing Income by Equity.

CASH FLOW will be measured by using the Net Cash Generated formula of net income plus beginning assets minus ending assets. The assets are those reported for Key Results purposes, and at the business unit level, exclude such items as prepayments and redating of inventory.

AVERAGE ASSETS are the key results assets averaged by adding the previous year-end assets, September through July ending assets multiplied by two, the current year ending assets and dividing by 24.

RETURN ON AVERAGE ASSETS is the ratio of income divided by the Average Assets.

EARNINGS AFTER INTEREST is the Key Results income for the operating unit after interest, other income and joint venture income.


         TREATMENT OF THE VARIABLE COMPENSATION EXPENSE

The ROE targets have been expressed after the recognition of the variable compensation expense. In calculating the level at which variable compensation will be paid, the variable compensation expense is added back to Income. For example, assume Equity is $586 million and the ROE for threshold is expressed as 8%. This would correspond to Income of $46.9 million (.08 times $586 million). However, the $46.9 million includes variable compensation expense (variable compensation expense is budgeted at target and an accrual is made each month).


              EXAMPLE OF REQUIRED INCOME *
           (ASSUMING PRIOR YEAR ENDING EQUITY OF $586 MILLION)

     ROE                     REQUIRED
                              INCOME

  Threshold 8  %             $46,880,000

  Target   11.5%             $67,390,000


  Maximum  15  %             $87,900,000



* Actual FY 94 ending ROE has yet to be determined. When it is, these income figures will be subject to some modification.




               DETERMINATION OF EXTRAORDINARY ITEM


If Farmland achieves its performance goals, but experiences a loss year due to extraordinary items, the Board of Directors of Farmland Industries, Inc. maintains the discretion to authorize, adjust, or deny payout of the management portion of the Variable Compensation Plan (include employee in categories 2-4). This also applies to employees with management level payout opportunities who participate in customized plans. Employees on sales incentive plans, with base pay administered through sales paylines, are not affected by this provision unless specific portions of their plans are tied to corporate performance; nor are employees in category 1.


           GUIDELINES FOR "EXTRAORDINARY" DESIGNATION


The Chief Financial Officer and the Chief Executive Officer must approve the classification of any item as "extraordinary." Transactions deemed as "extraordinary" and therefore excluded in the determination of Income for variable compensation include:

     * The punitive portion of litigation results in favor of or against Farmland, excluding redemptive payments on normal business matter where the intent is to substantially restore net income to where it would have been had the incident not occurred.

     * Nonrecurring (one-time) adjustments to income or expense such as the gain from settlement of the retirement plan. Any such items would generally be reported as extraordinary items on Farmland financial statements under generally accepted accounting principles.

     * The gain or loss on the disposal of a major asset, group of assets, or investments.

     * The gain or loss from any new business activity or business unit added subsequent to the approval of the Business Plan, provided that the acquisition was such that it required specific Board of Director approval outside of the business plan.

     * The impact of adjustments resulting from LIFO inventory computations or reserves.

     *    Other items as approved.


Specific requests by an operating unit for treatment of an item as "extraordinary" must be approved by the Senior Management representative before review by the Chief Financial Officer and the Chief Executive Officer.